Orion Group Holdings Provides Update on the Impact of Hurricane Harvey

HOUSTON, Aug. 30, 2017 (GLOBE NEWSWIRE) -- Orion Group Holdings, Inc. (NYSE:ORN) (the "Company"), a leading specialty construction company, today provided an update regarding the ongoing impact of Hurricane Harvey on the Company.

Hurricane Harvey, and the associated tropical weather and flooding, has greatly impacted a significant portion of the Company’s operations in both its marine and concrete segments. Specifically, marine segment operations along the Gulf Coast in Texas and Louisiana have been suspended for the storm event, and will resume as soon as it is safe to do so. Additionally, concrete segment operations in the greater Houston area and Central Texas have been impacted, with a complete suspension of operations in the greater Houston area, which will likewise resume when it is safe to do so.

“Our top priority is the safety and well-being of our co-workers, their families, and our communities, all of which have been impacted by this event in some way,” said Mark Stauffer, Orion Group Holdings President and Chief Executive Officer. “This hurricane and subsequent rains has generated 500+ year flooding levels, and has impacted every part of the greater Houston area, as well as coastal communities from Corpus Christi, Texas to New Orleans, Louisiana. While this unprecedented event will cause a short-term disruption in the timing of our business operations in the affected areas, particularly along the Texas coast and in the greater Houston area, we will resume operations and complete our customers’ projects as soon as we are safely able to do so. Additionally, we are ready to assist our communities and customers in the cleanup and rebuilding effort over the next few months and years.”

At this time, the Company cannot determine the extent the Hurricane Harvey event will affect its third quarter results. Once the flooding recedes and a full assessment can be made, the Company will provide an update with estimated third quarter 2017 financial impacts from Hurricane Harvey. Additionally, the Company is in contact with its lenders and will work to make necessary adjustments to its credit agreement, if warranted.

“Our thoughts and prayers go out to all the people and communities that have been impacted by this hurricane event,” continued Mr. Stauffer. “This unprecedented storm has had a significant impact to Texas and the greater Houston area. However, as a company and a community, we will rebuild and work together to recover from this devastating event.”

About Orion Group Holdings
Orion Group Holdings, Inc., a leading specialty construction company, provides services both on and off the water in the continental United States, Alaska, Canada and the Caribbean Basin through its marine construction segment and its concrete construction segment. The Company’s marine construction segment services includes marine transportation facility construction, marine pipeline construction, marine environmental structures, dredging of waterways, channels and ports, environmental dredging, design, and specialty services. Its concrete construction segment provides turnkey concrete construction services including pour and finish, dirt work, layout, forming, rebar, and mesh across the light commercial, structural and other associated business areas. The Company is headquartered in Houston, Texas with regional offices throughout its operating areas.

Forward-Looking Statements
The matters discussed in this press release may constitute or include projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the provisions of which the Company is availing itself. Certain forward-looking statements can be identified by the use of forward-looking terminology, such as 'believes', 'expects', 'may', 'will', 'could', 'should', 'seeks', 'approximately', 'intends', 'plans', 'estimates', or 'anticipates', or the negative thereof or other comparable terminology, or by discussions of strategy, plans, objectives, intentions, estimates, forecasts, outlook, assumptions, or goals. In particular, statements regarding future operations or results, including those set forth in this press release and any other statement, express or implied, concerning future operating results or the future generation of or ability to generate revenues, income, net income, profit, EBITDA, EBITDA margin, or cash flow, including to service debt, and including any estimates, forecasts or assumptions regarding future revenues or revenue growth, are forward-looking statements. Forward looking statements also include estimated project start date, anticipated revenues, and contract options which may or may not be awarded in the future.  Forward looking statements involve risks, including those associated with the Company's fixed price contracts that impacts profits, unforeseen productivity delays that may alter the final profitability of the contract, cancellation of the contract by the customer for unforeseen reasons, delays or decreases in funding by the customer, levels and predictability of government funding or other governmental budgetary constraints and any potential contract options which may or may not be awarded in the future, and are the sole discretion of award by the customer. Past performance is not necessarily an indicator of future results. In light of these and other uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that the Company's plans, estimates, forecasts, goals, intentions, or objectives will be achieved or realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update information contained in this press release whether as a result of new developments or otherwise.

Please refer to the Company’s Annual Report on Form 10-K, filed on March 24, 2017, which is available on its website at www.oriongroupholdingsinc.com or at the SEC’s website at www.sec.gov, for additional and more detailed discussion of risk factors that could cause actual results to differ materially from our current expectations, estimates or forecasts.